UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 8, 2008
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26407	85-0212139
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

1 West Wetmore Road, Suite 203
Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant’s telephone number, including area code

_________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
9.01	Financial Statements and Exhibits

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Officers

The Board of Directors of Nord Resources Corporation (the “Corporation”) has appointed Wayne Morrison as Chief Financial Officer and Vice President effective as of January 8, 2008.

As a result of the foregoing changes, the following persons comprise the current officers of the Corporation:

Name	Age	Current Office with Nord Resources Corporation
Ronald A. Hirsch	63	Chairman of the Board
John T. Perry	41	President and Chief Executive Officer
Wayne M. Morrison	50	Vice President and Chief Financial Officer, Secretary and Treasurer
Erland A. Anderson	63	Executive Vice President and Chief Operating Officer

The Corporation’s officers are appointed annually by the Board of Directors.

Business Background

Mr. Morrison has served as the Corporation’s Controller since December 3, 2007. Prior to joining the Corporation, Mr. Morrison was Vice President, Finance and Administration of AmpliMed Corp., a privately-held biotech company, from March 2005 until December 2007. From February 2002 to October 2004, Mr. Morrison held the position of Vice President and Chief Financial Officer of Fastrac 24/7, a privately-held information processing company, and from October 1997 to January 2002, he was President of Par One Golf Ventures, a privately-held golf promotion company. Mr. Morrison’s experience also includes past employment as a Certified Public Accountant with PricewaterhouseCoopers for four years. He earned a Bachelor of Science Degree in Accounting from the University of Delaware and an MBA from the Kenan-Flagler Business School of the University of North Carolina.

Terms of Employment

The Corporation and Mr. Morrison entered into a letter agreement dated December 3, 2007 (the “Letter Agreement”) whereby Mr. Morrison was offered the position of Controller of the Corporation, effective December 1, 2007, with a view toward Mr. Morrison’s appointment as Vice President and Chief Financial Officer upon confirmation of acceptability of Mr. Morrison as an executive officer from the Toronto Stock Exchange.

Pursuant to the terms of the Letter Agreement, Mr. Morrison is entitled to a salary of $150,000 per annum. In addition. Mr. Morrison was granted 200,000 stock options on December 3, 2007 pursuant to the Corporation’s 2006 Stock Inventive Plan. These stock options vest as to 66,667 on March 2, 2008, 66,667 on December 3, 2008 and 66,666 on December 3, 2009. The stock options have an exercise price of $1.10 per share and expire on December 3, 2012. The Letter Agreement also provides that Mr. Morrison will receive all customary benefits from the Corporation and will be eligible for participation in the Corporation’s performance incentive plan.

Mr. Morrison will serve in his newly appointed position as Vice President and Chief Financial Officer under these compensation arrangements described in the Letter Agreement. The Corporation and Mr. Morrison will enter into a formal executive employment agreement on these terms.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Item	Description
99.1	News release dated January 14, 2008*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

	By:	/s/ John T. Perry
DATE: January 14, 2008
John T. Perry
President, Chief Executive Officer,
Secretary and Treasurer